CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Dunham Funds and to the use of our report dated December 30, 2019 on the financial statements and financial highlights of Dunham Corporate/Government Bond Fund, Dunham Floating Rate Bond Fund, Dunham High-Yield Bond Fund, Dunham International Opportunity Bond Fund, Dunham Large Cap Value Fund, Dunham Small Cap Value Fund, Dunham Focused Large Cap Growth Fund, Dunham Small Cap Growth Fund, Dunham Emerging Markets Stock Fund, Dunham International Stock Fund, Dunham Dynamic Macro Fund, Dynamic Long/Short Credit Fund (formerly, Dunham Appreciation & Income Fund), Dunham Monthly Distribution Fund, and Dunham Real Estate Stock Fund, each a series of shares of beneficial interest in Dunham Funds. Such financial statements and financial highlights appear in the October 31, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

February 27, 2020